SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 13, 1997

                          MASON-DIXON BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

MARYLAND                               0-20516              52-1764929
(State or other jurisdiction          (Commission           (IRS Employer
 of incorporation)                     File Number)         Identification No.)

                    45 W. Main Street, Westminster, MD 21157
                    (address of principal executive offices)

Registrant's telephone number, including area code (410) 857-3401

                                       N/A
         (Former name or former address, if changed since last report.)


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Item 5.   Other Events.

         Mason-Dixon Bancshares, Inc. and the Concerned Shareholders Group jointly announced the proposed dismissal of Civil No.: CCB 96-3836 and Civil
No.: 97-742 in the United States District Court for the District of Maryland (Northern Division) and settlement of matters between them. Mason-Dixon filed suit on December 9, 1996 against the Concerned Shareholders Group and its members ("CSG") seeking preliminary and permanent injunctive relief for alleged violations of the federal proxy solicitation laws, federal securities disclosure laws, and state bank acquisition laws. On January 10, 1997, CSG filed a Counterclaim and Third-Party Complaint in the MSDX Suit asserting derivative claims against Mason-Dixon and its directors alleging breach of fiduciary duty and corporate waste. On March 13, 1997, CSG filed a separate suit against Mason-Dixon alleging violations of the federal proxy solicitation laws.

         Mason-Dixon, its directors and CSG have agreed to dismiss the cases under a Settlement Agreement and Mutual Release. Mason-Dixon will purchase all Mason-Dixon shares owned by members of CSG at a price of $21.625 per share. Members of CSG have agreed to refrain from taking certain actions with respect to Mason-Dixon or its stock, such as the solicitation of proxies, the submission of stockholder proposals, participation in a "group" to acquire or affect control, encouraging the sale of Mason-Dixon, or making disparaging statements regarding Mason-Dixon, for a three year period. These restrictions apply only to CSG members and not to stockholders who are not named as parties to the litigation. Mason-Dixon and its directors have agreed not to authorize or make disparaging statements regarding CSG members for a three year period. The parties will release each other from claims relating to the cases. The settlement is scheduled to be finalized on Monday, June 23, 1997.

         On June 13, 1997, Judge Catherine C. Blake, United States District Judge, indicated preliminary approval of the agreement and dismissal with prejudice, including dismissal of the derivative claims asserted by CSG, subject to review by the Court of any objections filed by Mason-Dixon stockholders. The dismissal with prejudice will bar further actions based on claims that were asserted or could have been asserted in the litigation. Any such objection must be received in writing by mail or facsimile by the United States District Court for the District of Maryland, 101 West Lombard Street, Baltimore, Maryland 21201, (fax no. 410-962-6836) before 5:00 P.M. on Friday, June 20, 1997.

         Stockholders desiring further information regarding this settlement should contact Laurence W. Dague, counsel for CSG, at 717-763-1121, and Ava Lias-Booker, counsel for Mason-Dixon, at 410-576-4073.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MASON-DIXON BANCSHARES, INC.



Date:    June 13, 1997                    By:
                                          Thomas K. Ferguson
                                          President and Chief Executive Officer









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